UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2012 (the “Resignation Date”), Scott Mahoney resigned as the Chief Financial Officer of American Standard Energy Corp. (the “Company”). Such resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On the Resignation Date, the Company and Mr. Mahoney entered into a Severance Agreement (the “Agreement”) pursuant to which the parties agreed to terminate the employment of Mr. Mahoney and amend certain severance terms of the Employment Agreement dated April 15, 2010. Pursuant to the Agreement, the parties agreed to rescind the acceleration of the vesting of certain grants of founders shares on February 13, 2012 and originally issued pursuant to a Founders Shares Vesting Agreement dated April 15, 2010. The Company further agreed to provide Mr. Mahoney with the following compensation in connection with the Agreement:

•	$10,555.56 within 5 business days of the Resignation Date representing accrued vacation and unpaid base salary;

•	$35,000 within 5 business days of the Resignation Date and an additional $35,000 on March 15, 2013;

•	$5,000 per month for a period of 12 months, commencing December 1, 2012, to Catalyst Corporate Solutions, LLC in exchange for certain financial and consulting services through December 31, 2013;

•	Continued group medical insurance coverage through December 31, 2013;

•	$71,782 by December 31, 2012 representing a gross-up payment in connection with the vesting of the 2012 grant; and
•	100,000 shares of restricted common stock of the Company.

The securities issued to Mr. Mahoney were not registered under the Securities Act of 1933, as amended, (the “Securities Act”) and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Mr. Mahoney represented that it had the necessary investment intent as required by Section 4(2) since Mr. Mahoney agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance of the securities to Mr. Mahoney.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are attached as exhibits hereto and incorporated by reference herein

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Severance Agreement by and between the Company and Scott Mahoney dated November 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer